Exhibit 99.1

SolarEdge Announces Fourth Quarter 2022 and Full Year 2022 Financial Results

MILPITAS, Calif. — February 13, 2023. SolarEdge Technologies, Inc. (Nasdaq: SEDG), a global leader in smart energy technology, today announced its financial results for the fourth quarter 2022 and full year ended December 31, 2022.

Fourth Quarter 2022 Highlights

•	Record revenues of $890.7 million
•	Record revenues from solar segment of $837.0 million
•	GAAP gross margin of 29.3%
•	Non-GAAP gross margin of 30.2%
•	Gross margin from solar segment of 32.4%
•	GAAP operating loss of $5.2 million
•	Record non-GAAP operating profit of $149.6 million
•	GAAP net income of $20.8 million
•	Record non-GAAP net income of $171.5 million
•	GAAP net diluted earnings per share (“EPS”) of $0.36
•	Record non-GAAP net diluted EPS of $2.86
•	3.14 Gigawatts (AC) of inverters shipped
•	217.6 MWh of batteries shipped

Full Year 2022 Highlights

•	Record revenues of $3.11 billion, up 58% year over year from 2021
•	Record revenues from solar segment of $2.92 billion, up 63% year over year from 2021
•	GAAP gross margin of 27.2%
•	Non-GAAP gross margin of 28.2%
•	Gross margin from solar segment of 29.8%
•	GAAP net income of $93.8 million
•	Record Non-GAAP net income of $351.2 million
•	GAAP net diluted earnings per share (“EPS”) of $1.65
•	Record Non-GAAP net diluted EPS of $5.95
•	10.5 Gigawatts (AC) of inverters shipped
•	889 MWh of batteries shipped

“We are pleased with our fourth quarter results that conclude a challenging yet very successful year. The global economic and geopolitical events coupled with post pandemic dynamics created an unprecedented demand for solar energy in general and our products in particular,” said Zvi Lando, Chief Executive Officer of SolarEdge. “I am proud that our extraordinary global team of employees was able to overcome the hurdles we faced and conclude a record year in almost every element of our operations. We are excited about the opportunities of the year ahead and expect to continue our profitable growth momentum.”

Fourth Quarter 2022 Summary

The Company reported record revenues of $890.7 million, up 6% from $836.7 million in the prior quarter and up 61% from $551.9 million in the same quarter last year.

Revenues from the solar segment were a record $837.0 million, up 6% from $788.6 million in the prior quarter and up 66% from $502.7 million in the same quarter last year.

GAAP gross margin was 29.3%, up from 26.5% in the prior quarter and up from 29.1% in the same quarter last year.

Non-GAAP gross margin was 30.2%, up from 27.3% in the prior quarter and down from 30.3% in the same quarter last year.

Gross margin from the solar segment was 32.4%, up from 28.3% in the prior quarter and down from 32.8% in the same quarter last year.

GAAP operating expenses were $266.2 million, up 93% from $137.6 million in the prior quarter and up 123% from $119.5 million in the same quarter last year.

Non-GAAP operating expenses were $119.0 million, up 10% from $108.3 million in the prior quarter and up 26% from $94.1 million in the same quarter last year.

GAAP operating loss was $5.2 million, down from operating income of $84.4 million in the prior quarter and down from operating income of $41.0 million in the same quarter last year.

Non-GAAP operating income was a record $149.6 million, up 24% from $120.2 million in the prior quarter and up 105% from $72.9 million in the same quarter last year.

GAAP net income was $20.8 million, down 16% from $24.7 million in the prior quarter and down 49% from $41.0 million in the same quarter last year.

Non-GAAP net income was a record $171.5 million, up 217% from $54.1 million in the prior quarter and up 173% from $62.8 million in the same quarter last year.

GAAP net diluted EPS was $0.36, down from $0.43 in the prior quarter and down from $0.74 in the same quarter last year.

Non-GAAP net diluted EPS was a record $2.86, up from $0.91 in the prior quarter and up from $1.10 in the same quarter last year.

Cash flow from operating activities was $111.3 million, up from $5.6 million in the prior quarter and up from $89.6 million in the same quarter last year.

As of December 31, 2022, cash, cash equivalents, bank deposits, restricted bank deposits and marketable securities totaled $1.04 billion, net of debt, compared to $937.6 million on September 30, 2022.

Full Year 2022 Summary

Total record revenues of $3.11 billion, up 58% from $1.96 billion in the prior year.

GAAP gross margin was 27.2%, down from 32.0% in the prior year.

Non-GAAP gross margin was 28.2%, down from 33.5% in the prior year.

GAAP operating income was $166.1 million, down 20% from $207.1 million in the prior year.

Non-GAAP operating income was a record $441.7 million, up 37% from $321.4 million in the prior year.

GAAP net income was $93.8 million, down 45% from $169.2 million in the prior year.

Non-GAAP net income was a record $351.2 million, up 29% from $272.9 million in the prior year.

GAAP net diluted EPS was $1.65, down from $3.06 in the prior year.

Non-GAAP net diluted EPS was a record $5.95, up from $4.81 in the prior year.

Cash flow from operating activities of $31.3 million, down from $214.1 million in the prior year.

Outlook for the First Quarter 2023

The Company also provides guidance for the first quarter ending March 31, 2023 as follows:

•	Revenues to be within the range of $915 million to $945 million
•	Non-GAAP gross margin expected to be within the range of 28% to 31%
•	Non-GAAP operating profit to be within the range of $150 million to $170 million
•	Revenues from the solar segment to be within the range of $875 million to $905 million
•	Gross margin from the solar segment expected to be within the range of 31% to 34%

Conference Call

The Company will host a conference call to discuss these results at 4:30 p.m. ET on Monday, February 13, 2023. The call will be available, live, to interested parties by dialing 866-952-8559. For international callers, please dial +1 785-424-1744. The Conference ID is SEDG.  To avoid a delay in connecting to the call, please dial in 10 minutes prior to the start time. A live webcast will also be available in the Investors Relations section of the Company’s website at: http://investors.solaredge.com

A replay of the webcast will be available in the Investor Relations section of the Company’s web site approximately two hours after the conclusion of the call and will remain available for approximately 30 calendar days.

About SolarEdge

SolarEdge is a global leader in smart energy technology. By leveraging world-class engineering capabilities and with a relentless focus on innovation, SolarEdge creates smart energy solutions that power our lives and drive future progress. SolarEdge developed an intelligent inverter solution that changed the way power is harvested and managed in photovoltaic (PV) systems. The SolarEdge DC optimized inverter seeks to maximize power generation while lowering the cost of energy produced by the PV system. Continuing to advance smart energy, SolarEdge addresses a broad range of energy market segments through its PV, storage, EV charging, batteries, electric vehicle powertrains, and grid services solutions. SolarEdge is online at www.solaredge.com

Use of Non-GAAP Financial Measures

The Company has presented certain non-GAAP financial measures in this release, such as non-GAAP net income, non-GAAP net diluted EPS, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and non-GAAP gross margin from sale of solar products. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States, or GAAP. Reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in the accompanying tables to this release. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. The Company believes that these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include information, among other things, concerning: our possible or assumed future results of operations; future demands for solar energy solutions; business strategies; technology developments; financing and investment plans; dividend policy; competitive position; industry and regulatory environment; general economic conditions; potential growth opportunities; and the effects of competition. These forward-looking statements are often characterized by the use of words such as “anticipate,” “believe,” “could,” “seek,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or similar expressions and the negative or plural of those terms and other like terminology.

Forward-looking statements are only predictions based on our current expectations and our projections about future events.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Given these factors, you should not place undue reliance on these forward-looking statements.  These factors include, but are not limited to, the matters discussed in the section entitled “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2021, filed on February 22, 2022 and our quarterly reports filed on Form 10-Q, Current Reports on Form 8-K and other reports filed with the SEC. All information set forth in this release is as of February 13, 2023.  The Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

Investor Contacts
SolarEdge Technologies, Inc.
Ronen Faier, Chief Financial Officer
+1 510-498-3263
investors@solaredge.com

Sapphire Investor Relations, LLC
Erica Mannion or Michael Funari
+1 617-542-6180
investors@solaredge.com

SOLAREDGE TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	Unaudited
Revenues	$890,702	$551,915	$3,110,279	$1,963,865
Cost of revenues	629,655	391,424	2,265,631	1,334,547
Gross profit	261,047	160,491	844,648	629,318
Operating expenses:
Research and development	78,959	64,326	289,814	219,633
Sales and marketing	42,663	33,248	159,680	119,000
General and administrative	30,013	21,879	112,496	82,196
Goodwill impairment and other operating expenses, net	114,575	—	116,538	1,350
Total operating expenses	266,210	119,453	678,528	422,179
Operating income (loss)	(5,163)	41,038	166,120	207,139
Financial income (expense), net	56,101	(6,324)	3,316	(19,915)
Other income	186	—	7,719	—
Income before income taxes	51,124	34,714	177,155	187,224
Income tax benefit (expense)	(30,295)	6,240	(83,376)	(18,054)
Net income	$20,829	$40,954	$93,779	$169,170

SOLAREDGE TECHNOLOGIES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	December 31,
	2022	2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$783,112	$530,089
Marketable securities	241,117	167,728
Trade receivables, net of allowances of $3,202 and $2,626, respectively	905,146	456,339
Inventories, net	729,201	380,143
Prepaid expenses and other current assets	241,082	176,992
Total current assets	2,899,658	1,711,291
LONG-TERM ASSETS:
Marketable securities	645,491	482,228
Deferred tax assets, net	44,153	27,572
Property, plant and equipment, net	543,969	410,379
Operating lease right-of-use assets, net	62,754	47,137
Intangible assets, net	19,929	58,861
Goodwill	31,189	129,629
Other long-term assets	18,806	33,856
Total long-term assets	1,366,291	1,189,662
Total assets	4,265,949	2,900,953
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade payables, net	459,831	252,068
Employees and payroll accruals	85,158	74,465
Warranty obligations	103,975	71,480
Deferred revenues and customers advances	26,641	17,789
Accrued expenses and other current liabilities	214,112	109,379
Total current liabilities	889,717	525,181
LONG-TERM LIABILITIES:
Convertible senior notes, net	624,451	621,535
Warranty obligations	281,082	193,680
Deferred revenues	186,936	151,556
Finance lease liabilities	45,385	40,508
Operating lease liabilities	46,256	38,912
Other long-term liabilities	15,756	19,542
Total long-term liabilities	1,199,866	1,065,733
COMMITMENTS AND CONTINGENT LIABILITIES
STOCKHOLDERS’ EQUITY:
Common stock of $0.0001 par value - Authorized: 125,000,000 shares as of December 31, 2022 and December 31, 2021; issued and outstanding: 56,133,404 and 52,815,395 shares as of December 31, 2022 and December 31, 2021, respectively	6	5
Additional paid-in capital	1,505,632	687,295
Accumulated other comprehensive loss	(73,109)	(27,319)
Retained earnings	743,837	650,058
Total stockholders’ equity	2,176,366	1,310,039
Total liabilities and stockholders’ equity	$4,265,949	$2,900,953

SOLAREDGE TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, except per share data)

	Year ended December 31,
	2022	2021
Cash flows from operating activities:
Net income	$93,779	$169,170
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property, plant and equipment	40,580	29,359
Amortization of intangible assets	9,096	10,176
Amortization of debt discount and debt issuance costs	2,916	2,903
Amortization of premium and accretion of discount on available-for-sale marketable securities, net	9,310	9,462
Impairment of goodwill and intangible assets	118,492	—
Stock-based compensation expenses	145,539	102,593
Gain from sale of privately held company	(7,719)	—
Deferred income taxes, net	(11,055)	(12,045)
Exchange rate fluctuations and other items, net	10,052	20,697
Changes in assets and liabilities:
Inventories, net	(341,085)	(43,051)
Prepaid expenses and other assets	(64,991)	(39,444)
Trade receivables, net	(457,610)	(247,723)
Trade payables, net	194,524	91,709
Employees and payroll accruals	26,238	26,519
Warranty obligations	120,169	60,524
Deferred revenues and customers advances	44,376	29,936
Other liabilities, net	98,673	3,344
Net cash provided by operating activities	31,284	214,129
Cash flows from investing activities:
Proceed from sales and maturities of available-for-sale marketable securities	231,210	202,188
Purchase of property, plant and equipment	(169,341)	(149,251)
Investment in available-for-sale marketable securities	(507,171)	(579,377)
Investment in a privately-held company	—	(16,643)
Proceeds from sale of a privately-held company	24,362	—
Withdrawal from bank deposits, net	—	60,096
Withdrawal from (investment in) restricted bank Deposits, net	(242)	798
Other investing activities	4,138	(2,022)
Net cash used in investing activities	(417,044)	(484,211)
Cash flows from financing activities:
Proceeds from secondary public offering, net of issuance costs	650,526	—
Repayment of bank loans	(138)	(16,073)
Proceeds from exercise of stock-based award	4,030	6,486
Tax withholding in connection with stock-based awards, net	3,023	(4,283)
Other financing activities	(2,834)	(1,308)
Net cash provided by (used in) financing activities	654,607	(15,178)
Increase (decrease) in cash and cash equivalents	268,847	(285,260)
Cash and cash equivalents at the beginning of the period	530,089	827,146
Effect of exchange rate differences on cash and cash equivalents	(15,824)	(11,797)
Cash and cash equivalents at the end of the period	$783,112	$530,089

SOLAREDGE TECHNOLOGIES INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)
(in thousands, except per share data and percentages)

	Reconciliation of GAAP to Non-GAAP
	Three Months Ended			Year ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Gross profit (GAAP)	$261,047	$222,001	$160,491	$844,648	$629,318
Revenues from finance component	(174)	(159)	(122)	(614)	(418)
Stock-based compensation	6,810	4,661	4,373	21,818	18,743
Disposal of assets related to Critical Power	—	—	—	4,314	—
Amortization and depreciation of acquired assets	961	2,064	2,272	7,429	9,326
Gross profit (Non-GAAP)	$268,644	$228,567	$167,014	$877,595	$656,969

Gross margin (GAAP)	29.3%	26.5%	29.1%	27.2%	32.0%
Revenues from finance component	0.0%	0.0%	0.0%	0.0%	0.0%
Stock-based compensation	0.8%	0.6%	0.8%	0.7%	1.0%
Disposal of assets related to Critical Power	—%	—%	—%	0.1%	—%
Amortization and depreciation of acquired assets	0.1%	0.2%	0.4%	0.2%	0.5%
Gross margin (Non-GAAP)	30.2%	27.3%	30.3%	28.2%	33.5%

Operating expenses (GAAP)	$266,210	$137,594	$119,453	$678,528	$422,179
Stock-based compensation - R&D	(16,854)	(14,553)	(14,872)	(63,211)	(45,424)
Stock-based compensation - S&M	(7,928)	(9,341)	(5,882)	(31,017)	(22,834)
Stock-based compensation - G&A	(7,015)	(7,196)	(4,076)	(29,493)	(15,592)
Amortization and depreciation of acquired assets - R&D	(301)	(302)	(302)	(1,206)	(530)
Amortization and depreciation of acquired assets - S&M	(173)	(187)	(225)	(822)	(927)
Amortization and depreciation of acquired assets - G&A	(4)	(6)	(6)	(21)	(29)
Assets impairment	(114,473)	19	—	(119,141)	(2,209)
Gain (loss) from assets sales and disposal	(93)	744	18	1,053	117
Other items	(359)	1,559	—	1,200	859
Operating expenses (Non-GAAP)	$119,010	$108,331	$94,108	$435,870	$335,610

SOLAREDGE TECHNOLOGIES INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)
(in thousands, except per share data and percentages)

	Reconciliation of GAAP to Non-GAAP
	Three Months Ended			Year ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Operating income (GAAP)	$(5,163)	$84,407	$41,038	$166,120	$207,139
Revenues from finance component	(174)	(159)	(122)	(614)	(418)
Disposal of assets related to Critical Power	—	—	—	4,314	—
Stock-based compensation	38,607	35,751	29,203	145,539	102,593
Amortization and depreciation of acquired assets	1,439	2,559	2,805	9,478	10,812
Assets impairment	114,473	(19)	—	119,141	2,209
Loss (gain) from assets sales and disposal	93	(744)	(18)	(1,053)	(117)
Other items	359	(1,559)	—	(1,200)	(859)
Operating income (Non-GAAP)	$149,634	$120,236	$72,906	$441,725	$321,359

Financial income (expense), net (GAAP)	$56,101	$(33,025)	$(6,324)	$3,316	$(19,915)
Notes due 2025	730	730	727	2,916	2,903
Non cash interest	1,955	1,775	1,527	7,038	5,771
Unrealized losses	(170)	—	(541)	(170)	(541)
Currency fluctuation related to lease standard	749	(1,116)	2,422	(11,187)	2,007
Financial income (expense), net (Non-GAAP)	$59,365	$(31,636)	$(2,189)	$1,913	$(9,775)

Other income (GAAP)	$186	$7,533	$—	$7,719	$—
Gain from sale of investment in privately-held company	(186)	(7,533)	—	(7,719)	—
Other income (Non-GAAP)	$—	$—	$—	$—	$—

Income tax benefit (expense) (GAAP)	$(30,295)	$(34,172)	$6,240	$(83,376)	$(18,054)
Uncertain tax positions	—	—	(9,007)	—	(9,007)
Income tax adjustment	(7,186)	(291)	(5,181)	(9,067)	(11,639)
Income tax benefit (expense) (Non-GAAP)	$(37,481)	$(34,463)	$(7,948)	$(92,443)	$(38,700)

SOLAREDGE TECHNOLOGIES INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)
(in thousands, except per share data and percentages)

	Reconciliation of GAAP to Non-GAAP
	Three Months Ended			Year ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net income (GAAP)	$20,829	$24,743	$40,954	$93,779	$169,170
Revenues from finance component	(174)	(159)	(122)	(614)	(418)
Disposal of assets related to Critical Power	—	—	—	4,314	—
Stock-based compensation	38,607	35,751	29,203	145,539	102,593
Amortization and depreciation of acquired assets	1,439	2,559	2,805	9,478	10,812
Assets impairment	114,473	(19)	—	119,141	2,209
Loss (gain) from assets sales and disposal	93	(744)	(18)	(1,053)	(117)
Other items	359	(1,559)	—	(1,200)	(859)
Notes due 2025	730	730	727	2,916	2,903
Non cash interest	1,955	1,775	1,527	7,038	5,771
Unrealized losses	(170)	—	(541)	(170)	(541)
Currency fluctuation related to lease standard	749	(1,116)	2,422	(11,187)	2,007
Gain from sale of investment in privately-held company	(186)	(7,533)	—	(7,719)	—
Uncertain tax positions	—	—	(9,007)	—	(9,007)
Income tax adjustment	(7,186)	(291)	(5,181)	(9,067)	(11,639)
Net income (Non-GAAP)	$171,518	$54,137	$62,769	$351,195	$272,884

Net basic earnings per share (GAAP)	$0.37	$0.44	$0.78	$1.70	$3.24
Revenues from finance component	0.00	0.00	0.00	(0.01)	(0.01)
Disposal of assets related to Critical Power	—	—	—	0.08	—
Stock-based compensation	0.69	0.64	0.55	2.64	1.97
Amortization and depreciation of acquired assets	0.02	0.05	0.05	0.17	0.21
Assets impairment	2.05	0.00	—	2.17	0.05
Loss (gain) from assets sales and disposal	0.00	(0.02)	0.00	(0.02)	(0.01)
Other items	0.01	(0.02)	—	(0.02)	(0.02)
Notes due 2025	0.01	0.01	0.02	0.05	0.05
Non cash interest	0.04	0.03	0.03	0.13	0.11
Unrealized losses	(0.01)	—	(0.01)	(0.01)	(0.01)
Currency fluctuation related to lease standard	0.02	(0.02)	0.04	(0.20)	0.04
Gain from sale of investment in privately-held company	(0.01)	(0.13)	—	(0.14)	—
Uncertain tax positions	—	—	(0.17)	—	(0.17)
Income tax adjustment	(0.13)	(0.01)	(0.10)	(0.16)	(0.22)
Net basic earnings per share (Non-GAAP)	$3.06	$0.97	$1.19	$6.38	$5.23

SOLAREDGE TECHNOLOGIES INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)
(in thousands, except per share data and percentages)

	Reconciliation of GAAP to Non-GAAP
	Three Months Ended			Year ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net diluted earnings per share (GAAP)	$0.36	$0.43	$0.74	$1.65	$3.06
Revenues from finance component	0.00	0.00	0.00	(0.01)	(0.01)
Disposal of assets related to Critical Power	—	—	—	0.08	—
Stock-based compensation	0.64	0.59	0.50	2.43	1.77
Amortization and depreciation of acquired assets	0.02	0.05	0.05	0.16	0.19
Assets impairment	1.91	0.00	—	2.02	0.04
Loss (gain) from assets sales and disposal	0.00	(0.02)	0.00	(0.02)	0.00
Other items	0.01	(0.02)	—	(0.02)	(0.02)
Notes due 2025	0.00	0.00	0.00	0.01	0.02
Non cash interest	0.03	0.03	0.03	0.12	0.10
Unrealized losses	—	—	(0.01)	0.00	(0.01)
Currency fluctuation related to lease standard	0.01	(0.02)	0.04	(0.19)	0.03
Gain from sale of investment in privately-held company	0.00	(0.13)	—	(0.13)	—
Uncertain tax positions	—	—	(0.16)	—	(0.16)
Income tax adjustment	(0.12)	0.00	(0.09)	(0.15)	(0.20)
Net diluted earnings per share (Non-GAAP)	$2.86	$0.91	$1.10	$5.95	$4.81

Number of shares used in computing net diluted earnings per share (GAAP)	58,734,719	58,747,538	56,011,040	55,087,770	55,971,030
Stock-based compensation	1,237,266	784,228	894,079	963,373	773,636
Number of shares used in computing net diluted earnings per share (Non-GAAP)	59,971,985	59,531,766	56,905,119	56,051,143	56,744,666